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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 2, 2007

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                         WATTS WATER TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                      001-11499                04-2916536
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

             815 Chestnut Street, North Andover, Massachusetts 01845
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 688-1811
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2007, Watts Water Technologies, Inc. (the "Registrant") filed a Current Report on Form 8-K (the "Original 8-K") announcing that on September 27, 2007 William D. Martino resigned as Chief Operating Officer and President of North American and Asian Operations of the Registrant effective as of September 30, 2007. This amendment to the Original 8-K is being filed to report that on November 2, 2007 the Registrant received from Mr. Martino a signed letter agreement dated October 16, 2007 regarding the terms of his resignation (the "Resignation Agreement").

Pursuant to the Resignation Agreement, (i) Mr. Martino will receive a lump sum severance payment in the amount of $427,500, which amount was calculated based on Mr. Martino's annual base salary of $327,500 plus a discretionary bonus for 2007 in the amount of $100,000, (ii) the Registrant will pay the cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), until March 31, 2009, if Mr. Martino elects COBRA coverage, and (iii) the Registrant will pay Mr. Martino $50,000 to cover costs associated with relocating his personal belongings and household goods. The Resignation Agreement contains a general release from Mr. Martino, the effectiveness of which is subject to statutory review and revocation periods. No severance payments or other benefits will be paid pursuant to the Resignation Agreement until the statutory revocation period has passed. The Resignation Agreement also contains certain non-disparagement covenants.

Mr. Martino is entitled to exercise the vested portion of his stock options to purchase up to 11,250 shares of the Registrant's Class A Common Stock previously granted to him under the Registrant's 2004 Stock Incentive Plan for a period of six months following September 30, 2007. Mr. Martino's nonvested stock options and nonvested shares of restricted stock previously granted to him under the 2004 Stock Incentive Plan will be cancelled as of September 30, 2007 in accordance with the terms of the 2004 Stock Incentive Plan and the award agreements. Pursuant to the terms of the Management Stock Purchase Plan, Mr. Martino's nonvested RSUs will be cancelled as of September 30, 2007 and he will receive a cash payment equal to the number of such nonvested RSUs multiplied by the lesser of (a) 67% of the fair market value of the Registrant's Class A Common Stock on the date the RSU was awarded plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate in effect on the award date and each anniversary thereof, or (b) the fair market value of the Registrant's Class A Common Stock on September 30, 2007. As a result of the American Jobs Creation Act of 2004, because Mr. Martino is an officer of the Registrant, the cash payment for his nonvested RSU's cannot be made until after March 30, 2007.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WATTS WATER TECHNOLOGIES, INC.


Date:  November 2, 2007                   By: /s/ Patrick S. O'Keefe
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                                              Patrick S. O'Keefe
                                              Chief Executive Officer